UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2014

GEOVIC MINING CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-52646	20-5919886
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5500 East Yale Avenue, Suite 302 Denver, Colorado		80222
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 476-6455

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 22, 2014, Geovic Mining Corp. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”), registration rights agreement (the “Registration Rights Agreement”) and note purchase agreement (the “Note Purchase Agreement”), in each case with Tangiers Investment Group, LLC (“Tangiers”).

Pursuant to the Securities Purchase Agreement, Tangiers has committed to purchase up to $3.0 million of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), from time to time upon the Company’s advance written request over the course of 36 month commitment period (the “Commitment Period”), contingent on the Company filing and obtaining an effective registration of the underlying shares with the Securities and Exchange Commission (the “SEC”) and the Company timely complying with its reporting requirements under the Securities Exchange Act of 1934, as amended, and applicable SEC regulations. The Company is entitled to request such equity investments from Tangiers from time to time during the Commitment Period in an amount of up to $100,000 per request, and in connection with each request the Company will issue and sell to Tangiers, and Tangiers will purchase from the Company, that number of shares of Common Stock determined by dividing the amount of the advance requested by the Company by a purchase price equal to 85% of the lowest daily volume weighted average trading price of the Common Stock during the five consecutive trading days following the date of the Company’s request. The Securities Purchase Agreement includes certain restrictions on the ability of the Company to issue or sell its capital stock or securities granting rights to acquire its capital stock for consideration less than the then current market price of the Company’s Common Stock.

The Securities Purchase Agreement also requires that the Company issue to Tangiers restricted Common Stock equal to 2.5% of Tangier’s $3.0 million commitment as a commitment fee. The commitment fee Common Stock is issuable by the Company to Tangiers in two 50% tranches, with the first tranche due upon the execution of the Securities Purchase Agreement and the second tranche due 60 days following the execution of the Securities Purchase Agreement. The number of shares of restricted Common Stock issuable in each tranche is calculated by dividing the dollar amount of each tranche by the average volume weighted average trading price of the Common Stock during the five business days preceding the date on which the shares for such tranche are due to be issued.

Pursuant to the Registration Rights Agreement, the Company agreed to prepare and file with the SEC a registration statement on Form S-1 or on such other form as is available and to cause such registration statement to be declared effective by the SEC prior to the first sale to Tangiers of the Company’s Common Stock pursuant to the Securities Purchase Agreement.

Pursuant to the Note Purchase Agreement, the Company agreed to issue a 4% convertible promissory note (the “Convertible Note”) to Tangiers, in the original principal amount of $44,000, in consideration of the payment by Tangiers of a purchase price equal to $40,000, with $4,000 retained by Tangiers as original issue discount for due diligence, document preparation and legal expenses in connection with the transactions contemplated by the Note Purchase Agreement. The Company issued the Convertible Note on July 22, 2014.

The Convertible Note matures on July 22, 2015, at which time the outstanding principal amount of the Convertible Note and all accrued and unpaid interest thereon is due and payable by the Company. The Convertible Note provides for “guaranteed” interest on the principal balance thereof at the rate of 4%, which interest is deemed earned as of the date of the Convertible Note’s issuance, to the extent such principal amount and interest have been repaid or converted into the Company’s Common Stock. The Convertible Note is convertible into shares of the Company’s Common Stock at the option of Tangiers at a conversion price equal to 50% of the lowest trading price of the Company’s Common Stock during the 20 consecutive trading days prior to the date on which Tangiers elects to convert all or part of the Convertible Note.

The Convertible Note contains certain events of default, including with respect to defaults in payment obligations, the commencement of bankruptcy proceedings and certain failures relating to the listing, trading and bid price of the Company’s Common Stock, the occurrence of which may result in acceleration of the Company’s obligation to pay the outstanding principal amount of the Convertible Note and all accrued and unpaid interest thereon. Upon the occurrence and during the continuance of any event of default, additional interest will accrue at the rate equal to the lower of 20% per annum or the highest rate permitted by law and liquidated damages will accrue at the rate of $1,000 per day. In the event of any acceleration following an event of default, the amount due and owing to Tangiers under the Convertible Note will be increased to 150% of the outstanding principal amount of the Convertible Note plus all accrued and unpaid interest, fees and liquidated damages, if any.

The foregoing description of the terms of the Securities Purchase Agreement, the Registration Rights Agreement, the Note Purchase Agreement and the Convertible Note does not purport to be complete and is subject to and qualified in its entirety by reference to the Securities Purchase Agreement, the Registration Rights Agreement, the Note Purchase Agreement and the Convertible Note, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and the terms of which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits:

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated July 22, 2014, between Tangiers Investment Group, LLC and Geovic Mining Corp.
10.2	Registration Rights Agreement, dated July 22, 2014, between Geovic Mining Corp. and Tangiers Investment Group, LLC.
10.3	Note Purchase Agreement, dated July 22, 2014, between Geovic Mining Corp. and Tangiers Investment Group, LLC.
10.4	4% Convertible Promissory Note, dated July 22, 2014, issued by Geovic Mining Corp. to Tangiers Investment Group, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:August 8, 2014

GEOVIC MINING CORP.

By: /s/ Michael T. Mason
Name: Michael T. Mason
Title: Chairman of the Board and
Chief Executive Officer

EXHIBIT INDEX

Exhibit No. Description

10.1	Securities Purchase Agreement, dated July 22, 2014, between Tangiers Investment Group, LLC and Geovic Mining Corp.
10.2	Registration Rights Agreement, dated July 22, 2014, between Geovic Mining Corp. and Tangiers Investment Group, LLC.
10.3	Note Purchase Agreement, dated July 22, 2014, between Geovic Mining Corp. and Tangiers Investment Group, LLC.
10.4	4% Convertible Promissory Note, dated July 22, 2014, issued by Geovic Mining Corp. to Tangiers Investment Group, LLC.